                                                                    EXHIBIT 12.1

                   MOTOR COACH INDUSTRIES INTERNATIONAL, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                            YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                1995       1996       1997       1998       1999
                                                              --------   --------   --------   --------   --------
WITH PUSH-DOWN
Income from continuing operations before provision for
  income taxes..............................................  $10,441    $26,598    $37,794    $46,439    $14,273
Add:
  Interest expense, including amortization..................   49,973     35,579     43,494     45,179     55,714
  Rent expense (one-third)..................................    1,035      1,147      1,128      1,356      1,451
  Finance interest..........................................    2,658      3,605      2,394      2,765      3,137
                                                              -------    -------    -------    -------    -------
    Earnings, as adjusted...................................  $64,107    $66,929    $84,810    $95,739    $74,575
                                                              =======    =======    =======    =======    =======
Fixed charges:
  Interest expense, including amortization..................   49,973     35,579     43,494     45,179     55,714
  Rent expense (one-third)..................................    1,035      1,147      1,128      1,356      1,451
  Finance interest..........................................    2,658      3,605      2,394      2,765      3,137
                                                              -------    -------    -------    -------    -------
    Fixed charges...........................................  $53,666    $40,331    $47,016    $49,300    $60,302
                                                              =======    =======    =======    =======    =======
Ratio of earnings to fixed charges..........................      1.2        1.7        1.8        1.9        1.2
                                                              =======    =======    =======    =======    =======
WITHOUT PUSH-DOWN
Income from continuing operations before provision for
  income taxes..............................................  $25,460    $46,148    $59,429    $71,633    $25,874
Add:
  Interest expense, including amortization..................   34,954     16,029     21,859     19,985     44,113
  Rent expense (one-third)..................................    1,035      1,147      1,128      1,356      1,451
  Finance interest..........................................    2,658      3,605      2,394      2,765      3,137
                                                              -------    -------    -------    -------    -------
    Earnings, as adjusted...................................  $64,107    $66,929    $84,810    $95,739    $74,575
                                                              =======    =======    =======    =======    =======
Fixed charges:
  Interest expense, including amortization..................   34,954     16,029     21,859     19,985     44,113
  Rent expense (one-third)..................................    1,035      1,147      1,128      1,356      1,451
  Finance interest..........................................    2,658      3,605      2,394      2,765      3,137
                                                              -------    -------    -------    -------    -------
    Fixed charges...........................................  $38,647    $20,781    $25,381    $24,106    $48,701
                                                              =======    =======    =======    =======    =======
Ratio of earnings to fixed charges..........................      1.7        3.2        3.3        4.0        1.5
                                                              =======    =======    =======    =======    =======
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